Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies average sales per shipping day)

Average Sales per Shipping Day ($, millions)

	2003	2004	2005	2006	2007	2008
January	1.192	1.393	1.606	1.554	3.038	3.351
February	1.429	1.194	1.532	1.679	3.064	3.403
March	1.334	1.371	1.507	1.475	2.797
April	1.358	1.489	1.622	1.938	3.299
May	1.369	1.515	1.560	1.554	3.079
June	1.362	1.346	1.536	1.912	3.193
July	1.345	1.543	1.666	3.046	3.238
August	1.201	1.425	1.520	2.793	4.209
September	1.757	1.518	1.744	3.310	4.420
October	1.254	1.439	1.509	2.677	3.077
November	1.570	1.536	1.639	2.853	3.467
December	1.291	1.529	1.614	3.297	3.445